Welcome to the December 2021 investor update call for Salona Global Medical Device Corporation, listed on the TSXV under the ticker S-G-M-D.

Before I hand it over to Les, I would like to remind everyone that today's discussion will include forward-looking statements regarding future events and our future financial performance. These statements reflect our views as of today only and should not be considered as representing our views of any subsequent date and, except as required by law we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after today, many of which are beyond our control.  These statements are also subject to material risks and uncertainties that could cause actual results to differ materially from expectations reflected in the forward-looking statements. A discussion of these risk factors is fully discussed or referred to in Salona's disclosure documents filed on EDGAR and SEDAR.

We intend to furnish a transcript of today's conference call in connection with our filing of  a Current Report on Form 8-K.

There can be no assurance that any proposed acquisition will be completed or the timing of any acquisitions. Completion of any transaction will be subject to applicable director, shareholder and regulatory approvals.

And finally, the statements made during this conference call are for general information purposes only and do not constitute a sale, offer for sale of, or solicitation of an offer to buy, any securities in any jurisdiction.

Now I would like to introduce Les Cross, Chairman and interim CEO

Les:

Thank you for joining us on the call today. It has been six months since we listed on the TSXV and I wanted to give our shareholders and market participants an update on our progress to date. I am happy to report we are on track with our business plan. We are focused on a $30 billion global market for products that help people recover from injuries, surgery, and physical disabilities, known as recovery science.

We have completed several transactions in this market over the last two quarters and, as we announced today, we expect our fiscal year end annual run-rate revenue to be approaching $40 million all while building a fully integrated medical device company. Our plan to build a fully integrated enterprise ultimately determines the types of acquisitions we make and will serve as an important touch point for a potential future Nasdaq listing.  At the end of this call, I will focus more on this important strategy.

We listed with a straightforward and powerful business plan. We are focused on acquiring revenue generating and profitable small medical device companies. The profitable companies we target for acquisition have excellent products, but generally face one major growth challenge--- their market reach and distribution is limited and they usually lack international marketing experience.

A key aspect of our strategy is that we aim to make only accretive acquisitions. That means our earnings per share is designed to increase with each acquisition. Once acquired, our plan is to grow revenues by introducing their product into untapped or underserved markets, including international markets and niche US markets, providing the opportunity for further acceleration of our earnings per share post acquisition.

I have great confidence in this plan because I built a billion-dollar company just like Salona Global. As background, I was formerly the Chairman and CEO of DJO Global, a company I led from the early days, took public on the New York Stock Exchange and later sold to Blackstone for US$1.6 billion dollars. I grew that company through 12 acquisitions and by picking superior products I knew would sell in international markets and niche US markets. I also picked products positioned to grow with the aging population and other favorable demographics.

Since selling DJO, I have seen this market change. It has become even more fragmented through product innovation. Additionally, the large businesses that serve the market, such as DJO, can no longer achieve meaningful growth by acquiring dozens of small device companies. Understandably, they are trying to move into higher risk/reward opportunities requiring large capital investments, such as implants and surgical devices. These two forces have created a terrific opportunity to recreate my success at DJO.

To fully take advantage of this opportunity, I have a very talented and experienced team of executives and advisors. Luke Faulstick, who is our COO and was the founder of SDP, our first acquisition. Luke also helped build up DJO. I also added a well-known and talented M&A and capital markets team, led by the former Chairman and Vice Chairman for Patient Home Monitoring. PHM, as it was known, is now two companies listed on the Nasdaq, Viemed and Quipt. Those companies grew out of an acquisition juggernaut lead by my M&A team. Our new interim CFO, Rich Meija Jr. was the Ernst & Young partner assigned to DJO and Jane Keirnan, our Vice Chair, was the Chair of the Audit Committee and a key board member of American Medical Systems, listed on the Nasdaq, that sold to Endo pharmaceuticals for almost $4 billion. The entire team is engaged with great urgency to take advantage of this massive opportunity.

It has been gratifying to see our business model take shape as we hoped.

As a review of our last six months, we listed with the acquisition of an FDA approved robotics facility that produces a range of medical devices serving our market called SDP. That took us to a $16 million run rate in annual revenues with a business that can produce, package and support products for global markets.

One month later, we launched a European sales channel. I have spent decades developing the European market and we were able to secure a European order for SDP within months of listing.

In September, after successfully navigating both the US and Canadian regulatory environments, we acquired a company called Simbex that took us to over $24 million in run rate annual revenues. Simbex added an incredible suite of technology and medical device development expertise.

And just last week we announced another transaction of a niche sales organization in the US market serving small hospitals and group purchasing organizations focused on smaller US cities. This is usually an underserved market, especially for smaller medical device companies that we plan to acquire, and is designed to give an immediate domestic sales boost to our company. The fact is we have seen solid revenues from this channel already in December of 2021 that will be reflected in our fourth quarter financials.

To be clear, with organic growth alone, we are currently generating additional revenue well above the $24 million in annual run-rate we announced in September and we also expect to close one additional acquisition before our year end, which is why I am comfortable with the $40 million revenue figure I mentioned at the beginning of the call.

As a result of our work - namely closing several device and channel transactions, by the fiscal year end, we will have built a fairly significant enterprise on a number of levels.

First, we grew annual revenues from 16 million at listing to our expected fiscal year end revenue approaching 40 million which demonstrates our business model is working.

Secondly, we have created a strong initial platform to expand our next line up of acquisitions. As we add revenue generating medical device companies to our portfolio of products, we can expand their sales swiftly both in the US through our new GPO channel, and in Europe through our established relationships.

Third, and perhaps more importantly, through integrating these first four ventures, we are creating a fully integrated medical device company. This is a key highlight of our business plan. To successfully list on the Nasdaq we need to be fully integrated. And we have done this by gathering the necessary components to hold the business aloft.

Let me describe the components and how they already integrate into each other. In Simbex, we have a revenue generating innovation hub that understands how to create IP and develop products quickly to market. We are already exploring new product innovations we can bring to market under our label. These have a huge return on investment profile and can super charge our organic growth. In SDP, we have a large and expandable FDA approved medical device facility that can reformulate acquired and developed products for the global market. In the European and GPO sales channels we have the ability to drive sales directly to our customers. Taking these four parts into consideration, we are well on our way to building the type of business US investors appreciate and place a high value on.

While we are proud of what we have accomplished in such a short time, we have much to do and we want to pick up the pace.

We have a pipeline of more devices and other niche and international channels that we aim to either acquire or develop as we grow.

By the time we wrap up the year, we will have grown faster than PHM in the same time frame as when they launched on the TSXV. That is the power of the team we have assembled. And this is just the beginning.

We have a strong pipeline and we see opportunities all the time. I've been in this industry for over 30 years and I am in touch with colleagues weekly as we search for qualified targets.  Our world class acquisition team, the former PHM team, has closed a significant number of deals as a team and understands how to structure our deals so that we have increased EPS at the time of closing, as well as reducing our tradable float as a percentage of shares outstanding. We have acquired cash flow positive targets and we can add leverage when we choose, further increasing EPS as we close more deals.

Lastly, I am happy to report that in last few months, mostly because of our team's reputation in the market, we have been seeing opportunities that are much larger. Companies with $50 million to $100 million in sales. We are working to put our foot on one of the deals, if we can,  any of them would be transformational and massively accretive. All of these companies are cash flow positive and we can use significant leverage to close them, reducing our need for equity capital. We will continue to pursue these home run style deals even as we follow our plan to grow more predictably closing at least a deal a quarter in the $5 to $20 million revenue range. There are plenty of opportunities out there and we are very careful about what we want to buy at this early stage. Every deal must be accretive, must have a profile where we can expand revenues post-closing and must have a product or channel that builds on our platform to be an ever expanding fully integrated medical device company. Our plan is to eventually list on the Nasdaq and grow both through acquisition and product development. With the sales channels we acquire, we have the ability to move our product into the market swiftly and aggressively, providing significant growth and expansion of EPS every quarter.

I want to thank our investors for being patient as we launched and holding through this first phase of growth. Our growth won't always be in a straight line, but we are committed to increasing revenue and earnings every quarter.

Thank you for your time and we will be speaking again for our earnings call in mid-January.